Exhibit 99.B(d)(32)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

As of October 21, 2005, as amended March 9, 2006, June 29, 2009 and June 30, 2011

SEI Institutional Managed Trust

Large Cap Growth Fund

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:
/s/ Greg McIntire	/s/ Patricia Flynn

Name:	Name:
Greg McIntire	Patricia Flynn

Title:	Title:
Vice President	Vice President & CCO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

As of October 21, 2005, as amended March 9, 2006, June 29, 2009 and June 30, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:
/s/ Greg McIntire	/s/ Patricia Flynn

Name:	Name:
Greg McIntire	Patricia Flynn

Title:	Title:
Vice President	Vice President & CCO